WOLVERINE TUBE, INC.

P R E S S R E L E A S E

Contact:	James E. Deason
Senior Vice President
Chief Financial Officer
(256) 580-3500

WOLVERINE TUBE TO MODERNIZE ITS RETIREMENT BENEFIT PLANS

HUNTSVILLE, ALABAMA, (JANUARY 13, 2006) - Wolverine Tube, Inc. (NYSE:WLV) today announced that it is modernizing its retirement program for the majority of its active U.S. employees. As part of the retirement benefit modernization program, the Company will freeze both its U.S. qualified defined benefit plan and Supplemental Benefit Restoration Plan, effective February 28, 2006. Additionally, the Company terminated its 2002 Supplemental Executive Retirement Plan in December 2005, as previously disclosed. The Company will also eliminate subsidies for retiree medical insurance for employees who are not at least age 55 (age 57 for employees located in Altoona, PA) on February 28, 2006. Commencing March 1, 2006, the Company will make enhancements to its 401(k) plan for the employees impacted by the freeze of the defined benefit plan. These enhancements include an automatic three percent contribution to each affected employee’s 401(k) account, a match of employees’ contributions, the addition of a success sharing component to the 401(k) plan, and the provision of transition contributions for five years, based upon an employee’s age and years of service.

“The modernization of our retirement benefit plans will allow the employees more control over their financial futures,” said Chip Manning, President and CEO. Manning continued, “These changes reflect our ongoing efforts to provide for our employees’ retirement, while at the same time providing an affordable benefit cost structure, allowing us to better manage our business, control costs and enhance our ability to compete on a global basis.”

The Company expects these changes, approved by the Company’s Board of Directors, to reduce its retirement cost over the next five years by approximately $24 million, based upon year-end 2005 pension assumptions. The Company will record a charge of approximately $800 thousand in the fourth quarter of 2005 related to the freezing of the qualified defined benefit plan and the Supplemental Benefit Restoration Plan. As previously disclosed in December, the Company will record a $2.6 million charge relating to the termination of the 2002 Supplemental Executive Retirement Plan. These charges, which are non-cash, are due to accounting rules requiring acceleration of certain expenses that would otherwise have been recorded over time.

“There has been a gradual, but persistent shift away from the more traditional defined benefit plans by many companies,” said Manning. Manning added, “This restructuring reflects the realities of our changing world. Many companies are transitioning their benefit plans to provide greater flexibility as well as portability for employees. We, as a company, want the stability and predictability of a savings plan, rather than a traditional pension plan, to help our employees save for retirement and balance the needs of the business.”

WOLVERINE TUBE, INC.

P R E S S R E L E A S E

Contact:	James E. Deason
Senior Vice President
Chief Financial Officer

(256) 580-3500

ABOUT WOLVERINE TUBE, INC.

Wolverine Tube, Inc. is a world-class quality partner, providing its customers with copper and copper alloy tube, fabricated products, metal joining products as well as copper and copper alloy rod, bar & other products. Internet addresses http://www.wlv.com and http://www.silvaloy.com.

Forward-looking statements in this press release are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements use such words as “may,” “should,” “will,” “expect,” “believe,” “plan,” “anticipate” and other similar terminologies. This press release contains forward-looking statements regarding the Company’s retirement benefit modernization program and the anticipated effects of that program on the Company’s business and results of operations. Such statements are based on current expectations, estimates and projections about the industry and markets in which the Company operates, as well as management’s beliefs and assumptions about the Company’s business and other information currently available. These forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The Company undertakes no obligation to publicly release any revision of any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. With respect to the forward-looking statements contained in this press release, factors that could affect actual results include, without limitation: unanticipated delays, difficulties or expenses in implementing the changes to the Company’s retirement benefit arrangements; unanticipated delays or difficulties in achieving and sustaining expected cost savings from these actions; unanticipated accounting consequences of the retirement benefit modernization program; and the Company’s ability to achieve and sustain expected improvements in its competitive position, benefit cost structure and management of its business as a result of the program. A discussion of additional risks and uncertainties which could cause actual results to differ from those contained in forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year and reports filed from time to time with the Securities and Exchange Commission.